UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):     January 19, 2005

GLOBAL CASINOS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

5455 Spine Road, Suite C, Boulder, Colorado   80301
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (303) 527-2903

______________________________________________________
(Former name or former address, if changed since last report)
ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

        On January 19, 2005, we completed the private placement of units, each unit consisting of a 12% convertible debenture and a warrant exercisable to purchase one share of our common stock for each dollar in principal amount of debenture at an exercise price of $0.15. In total, up to 1,500,000 shares of our common stock could be issued if all of the debentures were converted and all of the warrants exercised. Gross proceeds of the offering were $500,000, which proceeds were used to retire a secured note and an option held by Astraea Investment Management, L.P. The units were sold to a total of six investors, each of whom qualify as an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act. The securities were taken for investment purposes and were subject to restrictions on transfer. The securities were issued in reliance on Rule 506, Regulation D promulgated under the Securities Act of 1933, as amended.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Global Casinos, Inc. (Registrant)
Dated: February 17, 2005	/s/ Frank L. Jennings Frank L. Jennings, Principal Executive and Financial Officer